Exhibit 10.1

AMENDED AND RESTATED
RESTRICTED STOCK AGREEMENT

AGREEMENT made as of the        day of              , 20      , by and between Mojo Organics, Inc., a Delaware corporation (the “Company”), and  (the “Executive”).

WHEREAS, on           , 20      , the Company’s Board of Directors (“Board”) determined to issue to the Executive  shares of common stock of the Company______, $.001 par value (“Shares”);

WHEREAS, the Company and Executive entered into a Restricted Stock Agreement, dated as of             (the “Original Agreement”), setting forth the terms by which the Shares are issued to the Executive and by which they vest;

WHEREAS, potential investors in the Company have demanded that the initial vesting period of the Shares be modified to occur on a date later than that contained in the Original Agreement; and

WHEREAS, the Company and Executive desire to amend and restate the Original Agreement in its entirety as set forth herein.

IT IS AGREED:

1.             Grant of Restricted Shares.

(i)             The Company hereby issues to the Executive                                           Shares on the terms and conditions set forth herein.  All of the Shares shall be subject to forfeiture during the period terminating          , 20      (“Restriction Period”).  The Shares shall be represented by three stock certificates registered in the name of the Executive, each of which shall represent               Shares.  The certificates (collectively, the “Restricted Share Certificates”) shall bear the legends set forth in Sections 5(v) and 5(vi) of this Agreement.  The Restricted Share Certificates shall be deposited by the Executive with the Company, together with stock powers endorsed in blank, which will permit transfer to the Company of all or any portion of the Shares represented by such certificates (the “Restricted Shares”) that shall be forfeited or shall not become vested in accordance with the terms of this Agreement.

(ii)            After issuance, the Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes unless and until forfeited in accordance with the terms hereof.  The Executive shall have the right to vote such Restricted Shares, to receive and retain all cash dividends as the Board may, in its sole discretion, pay on such Restricted Shares, and to exercise all of the rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares, except that (a) the Executive shall not be entitled to delivery of the Restricted Share Certificates until the Restricted Shares represented by the Restricted Share Certificates vest in accordance with subparagraph (iii) below; and (b) other than cash dividends as the Board, in its sole discretion, distributes, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been distributed have become vested.

(iii)           On                    , 20           , if the Executive is still employed by the Company                    ,  of the Restricted Shares and the Retained Distributions with respect thereto shall become vested.  On        , 20       , if the Executive is still employed by the Company                  ,  of the Restricted Shares and the Retained Distributions with respect thereto shall become vested.  On                  , 20      , if the Executive is still employed by the Company              ,  of the Restricted Shares and the Retained Distributions with respect thereto shall become vested. After the date that any of the Restricted Shares become vested, upon the request of the Executive the Company shall promptly instruct its transfer agent to issue and deliver to the Executive a new certificate for the Shares that have vested, which certificate shall not bear the legend set forth in Section 5(vi). If, at any time prior to the vesting of the Restricted Shares in accordance with this Section 1(iii), the Executive’s employment with the Company is terminated, then the Restricted Shares that have not then vested (and the Retained Distributions with respect thereto) shall be forfeited to the Company and the Executive shall not thereafter have any rights with respect to such Restricted Shares.  Notwithstanding the foregoing, if Executive’s employment with the Company is terminated at any time other than by the Company for “Cause” or by the Executive without “Good Reason” (each as defined in the Executive’s employment agreement with the Company), then all of the Restricted Shares shall automatically vest.

(iv)          Nothing in this Agreement shall confer on the Executive any right to continue in the employ of, or other relationship with, the Company (or with any parent, subsidiary or affiliate of the Company) or limit in any way the right of the Company (or of any parent, subsidiary or affiliate of the Company) to terminate the Executive’s employment or other relationship with the Company (or with any parent, subsidiary or affiliate of the Company) at any time, with or without cause.

2.             Withholding Tax.  The Company shall have the right to withhold from Executive that number of Shares having a Fair Market Value (as defined below) equal to the minimum amount of any federal, state or local income and/or payroll taxes required by law to be withheld and to take such other action as the Board may deem advisable to enable the Company and Executive to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the vesting of Shares.  Solely for purposes of this section, “Fair Market Value” means as of any given date: (i) if the Shares are listed on a national securities exchange or The Nasdaq Stock Market, LLC (“Nasdaq”), the last sale price of the Shares in the principal trading market for the Shares on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Shares are not listed on a national securities exchange or Nasdaq, but are traded in the over-the-counter market, the closing bid price for the Shares on such date, as reported by the OTC Bulletin Board or Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Shares cannot be determined pursuant to clause (i) or (ii) above, such price as the Board shall determine, in good faith.

3.             Nonassignability of Restricted Shares.  The Restricted Shares shall not be assignable or transferable until they have vested.

4.             Company Representations.  The Company hereby represents and warrants to the Executive that:

(i)            the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

(ii)           the Shares, when issued and delivered by the Company to the Executive in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

5.             Executive Representations.  The Executive hereby represents and warrants to the Company that:

(i)            he is acquiring the Shares for his own account and not with a view towards the distribution thereof;

(ii)           he understands that he must bear the economic risk of the investment in the Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933, as amended (“Securities Act”), or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Shares for sale under the Securities Act;

(iii)          in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense;

(iv)          he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein; and

(v)           the certificates evidencing the Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT.  THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM UNDER SAID ACT.”

(vi)          the certificates evidencing the Restricted Shares shall also bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A RESTRICTED STOCK AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY, AND MAY NOT BE TRANSFERRED, PLEDGED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS THEREOF.”

6.             Restriction on Transfer of Shares.  Anything in this Agreement to the contrary notwithstanding, the Executive hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Shares acquired by him without registration under the Securities Act, or in the event that they are not so registered, unless (i) an exemption from the Securities Act registration requirements is available thereunder, and (ii) the Executive has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.  Further, the Executive agrees that he shall abide by all of the Company’s policies in effect at the time the Shares vest and thereafter, including the Company’s Insider Trading Policy, with respect to the ownership and trading of the Company’s securities.

7.             Miscellaneous.

7.1           Notices.  All notices, requests, deliveries, payments, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the Company at its principal executive office and to the Executive at his address set forth below, or to such other address as either party shall have specified by notice in writing to the other.  Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

7.2           Waiver.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

7.3           Entire Agreement.  This Agreement constitute the entire agreement between the parties with respect to the subject matter hereof.  This Agreement may not be amended except by writing executed by the Executive and the Company.  The Original Agreement is superseded in all respects by this Agreement, and the Original Agreement is no longer of any effect.

7.4           Binding Effect; Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

7.5           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

7.6           Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

EXECUTIVE:	MOJO ORGANICS, INC.

	By:	/s/
Name
Address of Executive:		Title